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                                                                     Exhibit 8.1

                  [LETTERHEAD OF GOODWIN, PROCTER & HOAR LLP]

                               February __, 1999

General Scanning Inc.
500 Arsenal Street
Watertown, MA 02172

Ladies and Gentlemen:

  We have acted as counsel to General Scanning Inc. (the "Company"), a Massachusetts corporation, in connection with the proposed merger (the "Merger") of New Grizzly Acquisition Corp. ("Sub"), a Massachusetts corporation and a wholly-owned subsidiary of Lumonics Corporation ("Lumonics US"), a Michigan corporation, with and into the Company pursuant to the Amended and Restated Agreement and Plan of Merger by and among the Company, Sub, Grizzly Acquisition Corp. ("Old Sub"), a Massachusetts corporation, and Lumonics Inc. ("Lumonics"), an Ontario corporation, dated as of October 27, 1998 (the "Merger Agreement"). At your request, we are rendering our opinion concerning certain federal income tax consequences of the Merger. Capitalized terms contained herein and not otherwise defined herein have the same meanings given such terms in the Merger Agreement.

  For purposes of the opinion set forth below, we have reviewed and relied upon the Merger Agreement, the Proxy Statement/Prospectus (the "Proxy Statement/Prospectus") of the Company and Lumonics included in the Registration Statement on Form S-4, file number 333-71449, as amended (the "Registration Statement"), filed by Lumonics with the Securities and Exchange Commission in connection with the issuance in the Merger of shares of Lumonics's common stock, and such other documents, records and instruments as we have deemed necessary or appropriate as a basis for our opinion. In addition, in rendering our opinion we have relied upon certain statements, representations and warranties made by the Company, Lumonics, Lumonics US, Old Sub, and Sub (including, without limitation, those contained in certain certified representations and in the Proxy Statement/Prospectus, the Registration Statement and those contained in or made pursuant to the Merger Agreement), which we have neither investigated nor verified. We have assumed that such statements, representations and warranties are true, correct, complete and not breached and will continue to be so through the date of the Merger (the "Closing Date"), and that no actions that are inconsistent with such statements, representations and warranties will be taken. We also have assumed that all representations made "to the best knowledge of" any person(s) or party(ies) or with similar qualification are and will be true, correct and complete as if made without such qualification.

  In addition, we have assumed that (i) the Merger will be consummated in accordance with the Merger Agreement and as described in the Proxy Statement/Prospectus and Registration Statement (including satisfaction of all covenants and conditions to the obligations of the parties without amendment or waiver thereof); and (ii) each of the Company, Lumonics, Lumonics US and Sub will comply with all reporting obligations with respect to the Merger required under the Internal Revenue Code of 1986, as amended (the "Code"), and the Treasury regulations thereunder.

  Any inaccuracy in, or breach of, any of the aforementioned statements, representations, warranties and assumptions or any change after the date hereof in applicable law could adversely affect our opinion. No ruling has been (or will be) sought from the Internal Revenue Service by the Company, Lumonics, Lumonics US or Sub as to the federal income tax consequences addressed in this opinion.
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General Scanning Inc.
February __, 1999
Page 2
                                    * * * *

  Based upon and subject to the foregoing, it is our opinion, under currently applicable United States federal income tax law, that: (1) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code; and (2) the statements in the Proxy Statement/Prospectus set forth under the caption "United States Federal Income Tax Consequences," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

                                    * * * *

  No opinion is expressed as to any matter not specifically addressed above including, without limitation, satisfaction of Section 367 of the Code and the related Treasury regulations. We are unable to opine as to satisfaction of
Section 367 of the Code and the related Treasury regulations due to certain factual and legal uncertainties. No opinion is expressed as to the tax consequences of any of the transactions under any foreign, state, or local tax law. Furthermore, our opinion is based on current federal income tax law and administrative practice, and we do not undertake to advise you as to any changes after the Closing Date in federal income tax law or administrative practice that may affect our opinion unless we are specifically retained to do so.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name in the section entitled "United States Federal Income Tax Consequences" in the Proxy
Statement/Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                    Very truly yours,

                                                    Goodwin, Procter & Hoar
                                                    LLP